UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2026

AirJoule Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 10, 2026, AirJoule Technologies LLC, a Delaware limited liability company (“AirJoule Technologies”), a subsidiary of AirJoule Technologies Corporation (the “Company”), acquired all of the issued and outstanding equity interests (the “Transferred Interests”) of Bitsink LLC, a South Carolina limited liability company and U.S.-based designer and manufacturer of cooling, power distribution and racking infrastructure for AI and high-density data centers (“Bitsink”), pursuant to a Purchase Agreement (the “Purchase Agreement”), dated September 10, 2026, among AirJoule Technologies, Bitsink and Stanislav Dyshko (the “Seller”). As consideration for the Transferred Interests, in addition to the Earnout Amounts (if achieved) described below, (i) AirJoule Technologies paid $18,000,000 in cash to the Seller (subject to certain adjustments) and (ii) the Company issued 1,859,504 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) to the Seller, which was issued pursuant to a Subscription Agreement between the Company and the Seller (the “Subscription Agreement”) that was entered into concurrently with the Purchase Agreement.

Pursuant to the Purchase Agreement, the Seller agreed to certain non-compete and non-solicitation restrictions for a period following closing. Additionally, the Seller is eligible to receive earnout payments of up to $40,000,000 in the aggregate (the “Earnout Amounts”) payable in shares of Class A Common Stock if revenue targets specified in the Purchase Agreement are achieved during 2027 through 2029.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions. Such representations, warranties and other provisions were made only for purposes of the Purchase Agreement and as of specific dates and were solely for the benefit of the parties thereto. The Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company, AirJoule Technologies, Bitsink, the Seller, or the Transferred Interests. The representations and warranties made in the Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Subscription Agreement, which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Class A Common Stock initially issued at closing, and any additional Class A Common Stock to be issued in connection with the payment of Earnout Amounts (maximum amount up to 8,264,463 shares of Class A Common Stock), pursuant to the Subscription Agreement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were (or will be) offered and sold based on an exemption from registration by Section 4(a)(2) of the Securities Act. The Company relied on this exemption based in part on representations made by the Seller.

Item 7.01. Regulation FD Disclosure

On September 14, 2026, the Company issued a press release announcing the acquisition of Bitsink. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

2.1	Securities Purchase Agreement, dated September 10, 2026, by and between AirJoule Technologies LLC, Bitsink LLC and Stanislav Dyshko.
2.2	Subscription Agreement, dated September 10, 2026, between AirJoule Technologies Corporation and Stanislav Dyshko.
99.1	Press Release of AirJoule Technologies Corporation, dated September 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRJOULE TECHNOLOGIES CORPORATION
Date: September 14, 2026	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer